Exhibit 5.1

Ortoli | Rosenstadt LLP	366 Madison Avenue
3rd Floor
New York, NY 10017
tel: (212) 588-0022
fax: (212) 826-9307

January 15, 2019

Avalon GloboCare Corp.

4400 Route 9 South

Suite 3100,

Freehold, New Jersey 07728

Ladies and Gentlemen:

We have acted as counsel for Avalon GloboCare Corp., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”).

The Registration Statement relates to, among other things, the proposed public offering of the following securities of the Company from time-to-time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), for an aggregate offering price of up to $50,000,000:

•	common stock, $0.0001 par value, in the capital of the Company (collectively, the “Common Shares”);

•	preferred stock, $0.0001 par value, in the capital of the Company (collectively, the “Preferred Shares”);

•	warrants to purchase Common Stock (collectively, the “Warrants”); and

•	any combination of Common Stock, Preferred Stock and/or Warrants (collectively, the “Units”);

(the Common Shares, the Preferred Shares, the Warrants and the Units being, collectively, the “Securities”).

The Registration Statement includes a prospectus (the “Prospectus”) which provides that it will be supplemented in the future by one or more prospectus supplements to the Prospectus (each, a “Prospectus Supplement”).

The Warrants may be issued under one or more warrant agreements, warrant indentures or warrant agency agreements in the form to be incorporated by reference as Exhibit 4.2 to the Registration Statement (each a “Warrant Agreement”). The Units may be issued under one or more unit agreements, the form of which will be incorporated by reference to the Registration Statement (each a “Unit Agreement”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement. No opinion is expressed as to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than the opinions expressly set forth herein relating to the Securities.

We have examined and relied upon signed copies of the Registration Statement, dated January 15, 2019, to be filed with the Commission, including the exhibits thereto.  We have also examined and relied upon the Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the Bylaws of the Company (as amended or restated from time to time, the “Bylaws”) and minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company.

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In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that

(i) the Registration Statement will be effective and will comply with all applicable laws at the time Securities are offered or issued as contemplated by the Registration Statement;

(ii) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the Prospectus Supplement;

(iv) any Unit Agreement or Warrant Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto;

(v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto;

(vi) any Securities issuable upon conversion, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance;

(viii) if issued in certificated form, valid book-entry notations for the issuance of the Common Stock or the Preferred Stock will have been duly made in the share register of the Company;

(ix) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; and

(x) any Unit Agreement or Warrant Agreement will be governed by the laws of the State of New York or the General Corporation Law of the State of Delaware.

Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that:

1.  With respect to shares of Common Stock, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation, Bylaws, and Authorizing Resolutions, (iii) the shares of Common Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement or upon conversion or exercise of any Securities offered under the Registration Statement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

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2. With respect to shares of any series of Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware, and such Certificate of Designation has been duly filed, (ii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation, Bylaws and Authorizing Resolutions, (iii) the shares of the series of Preferred Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.  With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed by the Company and countersigned in accordance with the applicable Warrant Agreement and Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and delivered as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

We hereby consent (a) to be named in the Registration Statement and in the Prospectus as acting as counsel in connection with the offering, including with respect to the issuance of the Securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

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This opinion is given as of the date hereof, and we assume no responsibility for updating this opinion to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.

This opinion is to be used solely for the purpose of the registration of the Securities and may not be used for any other purpose.

Very truly yours,

/s/ ORTOLI ROSENSTADT LLP